EXHIBIT 10

                             IGI, INC.

                          AMENDMENT NO. 3

                  IGI, INC. 1991 STOCK OPTION PLAN

 The IGI, Inc. 1991 Stock Option Plan, as amended (the "Plan"), is hereby amended as set forth below:

1. Section 2 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of IGI which may be issued and sold pursuant to options granted under the Plan shall not exceed 2,600,000 shares of Common Stock, which may be either authorized but unissued shares or treasury shares."

2. Section 3 of the Plan is hereby amended by deleting the second sentence thereof.

3. The first paragraph of Section 4 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Options to purchase shares of Common Stock under the Plan may be granted to key employees(including officers and directors who are employees) of the Company and consultants and advisors to the Company and, in accordance with the formula provisions set forth in
          Section 4 of the Plan, shall be granted to Eligible Directors (as defined below)."

4. The fourth paragraph of Section 4 of the Plan is hereby amended by deleting the first sentence thereof and substituting the following therefor:

         "Except as the Committee may otherwise determine or provide in an Option Grant, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution."

5. The fifth paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

          " 'Eligible Directors' shall mean directors who are directors on the date of grant (and, if applicable, on the date of amendment of a grant), who are not employees of the Company."

6. The last sentence of the penultimate paragraph of Section 4 of the Plan is hereby deleted in its entirety and replaced by the following:

         "In addition to the foregoing, each Eligible Director shall be granted a non-qualified option to purchase 10,000 shares of Common Stock on the last business day of each of calendar 1994, 1995, 1996, 1997, 1998 and 1999; provided, however, that he or she is then an Eligible Director on such date."

7. The word "Act" in the second sentence of Section 11 of the Plan is hereby amended to read "Securities Exchange Act of 1934, as amended,".

8. In all other respects, the Plan shall remain in full force and effect.


                                            Adopted by the
                                            Board of Directors
                                            on March 19, 1997

                                            Approved by the
                                            Stockholders on
                                            May 13, 1997